UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2025

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, IL	60603
(Address of Principal Executive Offices)	(Zip Code)

312-614-0950
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on January 9, 2025, the Professional Diversity Network, Inc. (the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) informing the Company that the Nasdaq staff has determined that the Company had not regained compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”), and was not eligible for an additional 180-day remediation period. Accordingly, unless the Company requested an appeal of Nasdaq’s delisting determination by January 16, 2025, Nasdaq has determined that the Company’s securities will be scheduled for delisting from Nasdaq and will be suspended at the opening of business on January 21, 2025, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration from Nasdaq (the “Delisting Determination”).

The Company had timely filed an appeal for the Delisting Determination to the Nasdaq hearings panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rules, which stayed the suspension of the Company’s securities and the filing of Form 25-NSE pending the Panel’s decision.

On April 8, 2025, the Company received a letter from Nasdaq notifying the Company that it has regained compliance with the Bid Price Requirement within the time frame required by the Panel and accordingly this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

	By:	/s/ Adam He
Adam He, Chief Executive Officer

Dated: April 11, 2025

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